UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 FORM 8-A/A
                             (AMENDMENT NO. 3)


             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                           CINGULAR WIRELESS LLC
-------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

          Delaware                                   74-2955068
-------------------------------------     -------------------------------------
   (State of organization)                 (I.R.S. Employer Identification No.)

5565 Glenridge Connector, Atlanta, GA                 30342
-------------------------------------     -------------------------------------
   (Address of principal offices)                  (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class              Name of each exchange on which
             to be so registered              each class is to be registered

5.625%       Senior Notes Due 2006            New York Stock Exchange
6.50%        Senior Notes Due 2011            New York Stock Exchange
7.125%       Senior Notes Due 2031            New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates:
N/A

Securities to be registered pursuant to Section 12(g) of the Act:

                                   None.
-------------------------------------------------------------------------------

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The section "Description of the New Notes" is hereby incorporated by reference from the registrant's Form S-4 Registration Statement, No. 333-81342, except as amended and supplemented by the description below.

On March 4, 2005, pursuant to a supplemental indenture (the "Third Supplemental Indenture"), New Cingular Wireless Services, Inc., a Delaware corporation and wholly owned subsidiary of the Registrant, agreed to become co-obligated, jointly and severally with the Registrant and with Cingular Wireless II, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of the Registrant, with respect to (i) the due and punctual payment of the principal of and any premium and interest on the Debt Securities and (ii) the performance or observance of every covenant of the Registrant under the original indenture. The co-obligation is a primary obligation of New Cingular Wireless Services, Inc. and holders of the Debt Securities are permitted to make demands of New Cingular Wireless Services, Inc., Cingular Wireless II, LLC and the Registrant, or any of them as the primary obligor. A copy of the Third Supplemental Indenture is attached as an exhibit hereto and is hereby incorporated by reference. The foregoing is qualified in its entirety by the text of the Third Supplemental Indenture.

ITEM 2.  EXHIBITS

The following exhibit is filed as part of the registration statement:

    EXHIBIT
     NUMBER                                    DESCRIPTION
------------------            --------------------------------------------------

     4.1.3 Third Supplemental Indenture between the Registrant, Cingular Wireless II, LLC, New Cingular Wireless Services, Inc. and J.P. Morgan Trust Company, National Association, as successor Trustee to Bank One Trust Company, N.A., dated as of March 4, 2005.

                                 SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Registrant          CINGULAR WIRELESS LLC

                    by Cingular Wireless Corporation, its Manager


Date:               March 4, 2005

By:  /s/ Sean P. Foley
    Sean P. Foley
    Vice President, Treasurer and Corporate Development